Exhibit 99.1

Owens Corning Reports First-Quarter 2020 Results

Company Delivered Net Sales of $1.6 Billion

•Company delivered strong results in a challenging environment
•Roofing produced $64 million of EBIT; maintained 12% EBIT margins
•Insulation delivered $39 million of EBIT; doubled EBIT margins to 6%
•Composites generated $44 million of EBIT; posted EBIT margins of 9%
•Company recorded non-cash pre-tax impairment charges of $987 million related to the Insulation business

TOLEDO, Ohio – April 29, 2020 - Owens Corning (NYSE: OC) today reported consolidated net sales of $1.6 billion, a decrease of 4% or $66 million, compared with 2019.

First-quarter 2020 net loss attributable to Owens Corning was $917 million, or $8.43 per diluted share, compared with net earnings attributable to Owens Corning of $44 million, or $0.40 per diluted share, in 2019. The company’s 2020 results included non-cash pre-tax impairment charges related to the Insulation business of $987 million, driven by the recent decline in the company’s market valuation and near-term economic uncertainties related to the COVID-19 pandemic.

First-quarter 2020 adjusted earnings were $65 million, or $0.60 per diluted share, compared with $58 million, or $0.53 per diluted share, during the same period one year ago. First-quarter 2020 adjusted EBIT was $116 million, comparable with first-quarter 2019. (See Use of Non-GAAP Measures, See Tables 2 and 3.)

“I’m very proud of our team’s strong execution and ability to deliver our first-quarter results in the face of the COVID-19 pandemic. Our long-standing commitment to safety remains at the forefront of everything we do while serving the needs of our customers, our communities, and other key stakeholders,” said Chairman and Chief Executive Officer Brian Chambers. “Going forward, the continued resilience of our team, along with our strong customer connections, operating discipline, and balance sheet, position us well to manage through this crisis and gain momentum once our markets begin to recover.”

Return of Capital Actions

•During first-quarter 2020, Owens Corning repurchased 1.3 million shares of common stock for $81 million. Through April 2020, the company returned $133 million to shareholders in share repurchases and dividends. As of the end of the quarter, 2.3 million shares were available for repurchase under the current authorization.

•Owens Corning maintains a strong balance sheet, access to liquidity, and a well-structured debt maturity profile. The company finished first-quarter 2020 with $908 million of available liquidity, inclusive of $234 million in cash. During the quarter, the company borrowed $400 million on its existing revolving credit facility for normal seasonal working capital needs and to strengthen its cash position. The company’s only near-term debt maturity is the remaining $150 million from its term loan due in February 2021.

Other Highlights

•Owens Corning sustained a high level of safety performance in first-quarter 2020, with a recordable incident rate of 0.47, a 37% improvement over first-quarter 2019.

•In April, Owens Corning published its 2019 Sustainability Report which presented the company’s progress toward its 2020 sustainability goals and introduced metrics to quantify progress toward its ambitious 2030 goals.

•In February, Owens Corning was recognized by the Ethisphere Institute as one of the 2020 World’s Most Ethical Companies for the third consecutive year.

2020 Outlook

•The key economic factors that continue to impact the company’s businesses are global industrial production, U.S. housing starts, and global commercial and industrial construction activity.

•The company expects the COVID-19 pandemic will negatively impact the market outlook of its three businesses that was previously provided. The magnitude of the impact will depend on the depth and duration of the crisis, as well as the timing of the recovery in the markets served by the company. The company continues to focus on reducing costs, minimizing capital expenditures, and managing working capital.

•General corporate expenses are now estimated to be between $100 million and $120 million, compared with its previous estimate of $125 million to $135 million. Capital additions are now estimated to be between $150 million and $200 million below depreciation and amortization of approximately $460 million, rather than in line with depreciation and amortization.

•The company will continue to sustain strong conversion of adjusted earnings into free cash flow.

•Interest expense is currently estimated to be between $120 million to $125 million, compared with its previous estimate of $115 million.

•The company estimates an effective tax rate of 26% to 28%, and a cash tax rate of 10% to 12% on adjusted pre-tax earnings, which is due to the company’s foreign tax credit carryforwards.

First-Quarter 2020 Conference Call and Presentation

Wednesday, April 29, 2020
9 a.m. Eastern Time

All Callers

•Live dial-in telephone number: U.S. 1.888.317.6003; Canada 1.866.284.3684; and other international +1.412.317.6061.
•Entry number: 4624710 (Please dial in 10-15 minutes before conference call start time)
•Live webcast: https://services.choruscall.com/links/oc200429.html

Telephone and Webcast Replay

•Telephone replay will be available one hour after the end of the call through May 6, 2020. In the U.S., call 1.877.344.7529. In Canada, call 1.855.669.9658. In other international locations, call +1.412.317.0088.
•Conference replay number: 10141765
•Replay available at https://services.choruscall.com/links/oc200429.html
•Webcast replay available until April 29, 2021.

About Owens Corning

Owens Corning is a global building and industrial materials leader. The company’s three integrated businesses are dedicated to the manufacture and advancement of a broad range of insulation, roofing and fiberglass composite materials. Leveraging the talents of 19,000 employees in 33 countries, Owens Corning provides innovative products, manufacturing technologies, and sustainable solutions that address energy efficiency, product safety, renewable energy, durable infrastructure, and labor productivity. These solutions provide a material difference to the company’s customers and make the world a better place. Based in Toledo, Ohio, USA, the company posted 2019 sales of $7.2 billion. Founded in 1938, it has been a Fortune 500® company for 65 consecutive years. For more information, please visit www.owenscorning.com.

Use of Non-GAAP Measures

Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors’ understanding of the company’s financial information. These non-GAAP measures include EBIT, adjusted EBIT, adjusted earnings, adjusted diluted earnings per share attributable to Owens Corning common stockholders (“adjusted EPS”), adjusted pre-tax earnings, free cash flow and free cash flow conversion. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically, see Table 2 for EBIT and adjusted EBIT, Table 3 for adjusted earnings and adjusted EPS, and Table 8 for free cash flow.

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBIT, adjusted earnings, adjusted EPS and adjusted pre-tax earnings) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.

Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to generate cash to pursue opportunities that enhance shareholder value. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company’s mandatory debt service requirements. As a conversion ratio, free cash flow is compared to adjusted earnings. Free cash flow and free cash flow conversion are used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance. Management believes that these measures provide a useful representation of our operational performance and liquidity; however, the measures should not be considered in isolation or as a substitute for net cash flow provided by operating activities or net earnings attributable to Owens Corning as prepared in accordance with GAAP.
When the company provides forward-looking expectations for non-GAAP measures, the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from any results projected in the statements. These risks, uncertainties and other factors include, without limitation: the severity and duration of the current COVID-19 pandemic on our operations, customers and suppliers, as well as related actions taken by governmental authorities and other third parties in response, each of which is uncertain, rapidly changing and difficult to predict; levels of residential, commercial and industrial construction activity; levels of global industrial production; competitive and pricing factors; demand for our products; relationships with key customers; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; domestic and international economic and political conditions, including new legislation, policies or other governmental actions in the U.S. or elsewhere; changes to tariff, trade or investment policies or laws; uninsured losses, including those from natural disasters, pandemics, catastrophe, theft or sabotage; climate change, weather conditions and storm activity; availability and cost of energy, transportation, raw materials or other inputs; legal and regulatory proceedings, including litigation and environmental actions; research and development activities and intellectual property protection; issues involving implementation and protection of Information technology systems; our level of indebtedness; our liquidity and the availability and cost of credit; levels of goodwill or other indefinite-lived intangible assets; achievement of expected synergies, cost reductions and/or productivity improvements; the level of fixed costs required to run our business; our ability to utilize net operating loss carry-forwards and foreign tax credits; issues related to acquisitions, divestitures, joint ventures or expansions; foreign exchange and commodity price fluctuations; price volatility in certain wind energy markets in the U.S.; loss of key employees, labor disputes or shortages; defined benefit plan funding obligations; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of April 29, 2020, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Media Inquiries:	Investor Inquiries:
Todd Romain	Scott Cripps
419.248.7826	419.248.5710

Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings (Loss)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2020	2019
NET SALES	$1,601	$1,667
COST OF SALES	1,295	1,342
Gross margin	306	325
OPERATING EXPENSES
Marketing and administrative expenses	179	182
Science and technology expenses	21	22
Goodwill impairment charge	944	—
Other expenses, net	32	5
Total operating expenses	1,176	209
OPERATING INCOME (LOSS)	(870)	116
Non-operating income	(4)	(2)
EARNINGS (LOSS) BEFORE INTEREST AND TAXES	(866)	118
Interest expense, net	27	36
EARNINGS (LOSS) BEFORE TAXES	(893)	82
Income tax expense	24	39
Equity in net earnings of affiliates	1	1
NET EARNINGS (LOSS)	(916)	44
Net earnings attributable to noncontrolling interests	1	—
NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$(917)	$44
EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$(8.43)	$0.40
Diluted	$(8.43)	$0.40
WEIGHTED AVERAGE COMMON SHARES
Basic	108.8	109.5
Diluted	108.8	110.1

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting income (expense) items to EBIT are shown in the table below (in millions):

	Three Months Ended March 31,
	2020	2019
Restructuring (costs) / gains	$(5)	$2
Gains on sales of certain precious metals	10	—
Goodwill impairment charge	(944)	—
Intangible asset impairment charges	(43)	—
Total adjusting items	$(982)	$2

The reconciliation from Net earnings (loss) attributable to Owens Corning to EBIT and Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended March 31,
	2020	2019
NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$(917)	$44
Net earnings attributable to noncontrolling interests	1	—
NET EARNINGS (LOSS)	(916)	44
Equity in net earnings of affiliates	1	1
Income tax expense	24	39
EARNINGS (LOSS) BEFORE TAXES	(893)	82
Interest expense, net	27	36
EARNINGS (LOSS) BEFORE INTEREST AND TAXES	(866)	118
Adjusting items from above	(982)	2
ADJUSTED EBIT	$116	$116

Table 3
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from Net earnings (loss) attributable to Owens Corning to adjusted earnings and a reconciliation from diluted earnings (loss) per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended March 31,
	2020	2019
RECONCILIATION TO ADJUSTED EARNINGS
NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$(917)	$44
Adjustment to remove adjusting items (a)	982	(2)
Adjustment to remove tax (benefit)/expense on adjusting items (b)	(18)	1
Adjustment to remove significant tax items (c)	18	12
Adjustment to tax expense to reflect pro forma tax rate (c)	—	3
ADJUSTED EARNINGS	$65	$58

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$(8.43)	$0.40
Adjustment to remove adjusting items (a)	9.03	(0.02)
Adjustment to remove tax (benefit)/expense on adjusting items (b)	(0.17)	0.01
Adjustment to remove significant tax items (c)	0.17	0.11
Adjustment to tax expense to reflect pro forma tax rate (c)	—	0.03
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.60	$0.53

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average number of shares outstanding used for basic earnings per share	108.8	109.5
Non-vested restricted and performance shares	—	0.4
Options to purchase common stock	—	0.2
Weighted-average number of shares outstanding and common equivalent shares used for diluted earnings (loss) per share	108.8	110.1

(a)	Please refer to Table 2 "EBIT Reconciliation Schedules" for additional information on adjusting items.
(b)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(c)	To compute adjusted earnings, we apply a full year pro forma effective tax rate to each quarter presented. For 2020, we have used a full year pro forma effective tax rate of 27%, which is the mid-point of our 2020 effective tax rate guidance of 26% to 28%, excluding the adjusting items referenced in (a) and (b) and excluding the impact of a change in valuation allowances recorded against certain deferred tax assets. For comparability, in 2019, we have used an effective tax rate of 28%, which was our 2019 effective tax rate excluding the impact of a change in estimate related to proposed regulations on global intangible low-taxes income (GILTI), part of the U.S. Tax Cuts and Jobs Act of 2017, the tax impact of adjusting items and other significant tax items.

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

ASSETS	March 31, 2020	December 31, 2019
CURRENT ASSETS
Cash and cash equivalents	$234	$172
Receivables, less allowances of $9 at March 31, 2020 and $11 at December 31, 2019	931	770
Inventories	1,062	1,033
Other current assets	105	86
Total current assets	2,332	2,061
Property, plant and equipment, net	3,747	3,855
Operating lease right-of-use assets	190	203
Goodwill	959	1,932
Intangible assets	1,655	1,721
Deferred income taxes	31	46
Other non-current assets	237	188
TOTAL ASSETS	$9,151	$10,006
LIABILITIES AND EQUITY
Current liabilities	$1,430	$1,329
Long-term debt, net of current portion	3,213	2,986
Pension plan liability	210	231
Other employee benefits liability	174	179
Non-current operating lease liabilities	129	138
Deferred income taxes	274	272
Other liabilities	195	200
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	4,046	4,051
Accumulated earnings	1,376	2,319
Accumulated other comprehensive deficit	(726)	(610)
Cost of common stock in treasury (c)	(1,210)	(1,130)
Total Owens Corning stockholders’ equity	3,487	4,631
Noncontrolling interests	39	40
Total equity	3,526	4,671
TOTAL LIABILITIES AND EQUITY	$9,151	$10,006

(a)10 shares authorized; none issued or outstanding at March 31, 2020, and December 31, 2019
(b)400 shares authorized; 135.5 issued and 107.8 outstanding at March 31, 2020; 135.5 issued and 109.0 outstanding at December 31, 2019
(c)27.7 shares at March 31, 2020, and 26.5 shares at December 31, 2019

Table 5
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Three Months Ended March 31,
	2020	2019
NET CASH FLOW USED FOR OPERATING ACTIVITIES
Net earnings (loss)	$(916)	$44
Adjustments to reconcile net earnings (loss) to cash used for operating activities:
Depreciation and amortization	116	113
Deferred income taxes	21	29
Provision for pension and other employee benefits liabilities	(1)	—
Stock-based compensation expense	11	11
Goodwill impairment charge	944	—
Intangible assets impairment charge	43	—
Other non-cash	14	15
Changes in operating assets and liabilities	(265)	(346)
Pension fund contribution	(11)	(8)
Payments for other employee benefits liabilities	(4)	(6)
Other	(4)	(3)
Net cash flow used for operating activities	(52)	(151)
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant, and equipment	(92)	(98)
Proceeds from the sale of assets or affiliates	15	—
Derivative settlements	16	—
Other	—	3
Net cash flow used for investing activities	(61)	(95)
NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES
Proceeds from senior revolving credit and receivables securitization facilities	736	548
Payments on senior revolving credit and receivables securitization facilities	(336)	(182)
Payments on term loan borrowing	(50)	—
Net decrease in short-term debt	(11)	(13)
Dividends paid	(26)	(48)
Purchases of treasury stock	(96)	(61)
Other	(4)	(3)
Net cash flow provided by financing activities	213	241
Effect of exchange rate changes on cash	(38)	10
Net increase in cash, cash equivalents, and restricted cash	62	5
Cash, cash equivalents and restricted cash at beginning of period	179	85
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$241	$90

Table 6
Owens Corning and Subsidiaries
Segment Information
(unaudited)

Composites
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended March 31,
	2020	2019
Net sales	$494	$513
% change from prior year	-4%	—%
EBIT	$44	$57
EBIT as a % of net sales	9%	11%
Depreciation and amortization expense	$38	$39

Insulation
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Insulation segment (in millions):

	Three Months Ended March 31,
	2020	2019
Net sales	$603	$591
% change from prior year	2%	-1%
EBIT	$39	$15
EBIT as a % of net sales	6%	3%
Depreciation and amortization expense	$49	$49

Roofing
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Roofing segment (in millions):

	Three Months Ended March 31,
	2020	2019
Net sales	$555	$614
% change from prior year	-10%	-4%
EBIT	$64	$74
EBIT as a % of net sales	12%	12%
Depreciation and amortization expense	$14	$13

Table 7
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended March 31,
	2020	2019
Restructuring (costs) / gains	$(5)	$2
Gains on sales of certain precious metals	10	—
Goodwill impairment charge	(944)	—
Intangible asset impairment charges	(43)	—
General corporate expense and other	(31)	(30)
EBIT	$(1,013)	$(28)
Depreciation and amortization	$15	$12

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow used for operating activities to free cash flow is shown in the table below (in millions):

	Three Months Ended March 31,
	2020	2019
NET CASH FLOW USED FOR OPERATING ACTIVITIES	$(52)	$(151)
Less: Cash paid for property, plant and equipment	(92)	(98)
FREE CASH FLOW	$(144)	$(249)